Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-21 21988G 726 & 21988G AT3

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of May 24, 2001 ....................................            $0.00
   Scheduled Income received on securities ....................      $925,015.00
   Unscheduled Income received on securities ..................            $0.00

                                                                     $925,015.00

LESS:
   Distribution to Class A1 Holders ...........................     -$570,416.67
   Distribution to Class A2 Holders ...........................           -$0.00
   Distribution to Depositor ..................................     -$354,598.33
   Balance as of September 15, 2001 ...........................            $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of May 24, 2001 ....................................            $0.00
   Scheduled Principal payment received on securities .........            $0.00
LESS:
   Distribution to Holders ....................................            $0.00
Balance as of September 15, 2001 ..............................            $0.00


               UNDERLYING SECURITIES HELD AS OF September 15, 2001


          Principal
          Amount                           Title of Security
          -----------                      -----------------
          $28,462,000                   AT $ T Corp. 6.50% Notes
                                        Due March 15, 2029
                                        CUSIP: 001957AW9

          U.S Bank Trust National Association, as Trustee


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